UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 8/31/2026
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Exodus Movement, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Texas		001-42047	81-3548560
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

15418 Weir St. #333
Omaha,	Nebraska		68137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: 833-992-2566
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	EXOD	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2026, Jon Paul Richardson and Daniel Castagnoli each entered into a Restricted Stock Unit Cancellation Agreement with Exodus Movement, Inc. (the "Company"), pursuant to which they voluntarily cancelled 273,278 and 233,218 restricted stock units, respectively, representing all of their outstanding restricted stock units.

Messrs. Richardson and Castagnoli believe the cancellation is in the best interests of the Company as it provides for additional share capacity under the Company's 2026 Stock Incentive Plan to compensate the employees and other service providers who are critical to the Company's long-term strategy and the integration of Monavate and Baanx.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXODUS MOVEMENT, INC.

Date:	September 1, 2026	By:	/s/ James Gernetzke
James Gernetzke, Chief Financial Officer